[LOGO]                                             7500 North Kendall Drive, 200
Dohan and Company                                       Miami, florida33156-7578
Certitfied Public Accountants                           Telephone (305) 274-1366
                                                          E-mail  info@uscpa.com
                                                         Internet  www.uscpa.com


                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement of our report dated March 19, 2005 included in the GlobeTel Communications Corp. (f/k/a American Diversified Group, Inc.) Form 10-KSB for the year ended December 31, 2004, and to all references to our Firm included in this Form S-8 Registration Statement.


/s/ Dohan and Company, CPA's, P.A.
-----------------------------------------------
DOHAN AND COMPANY, CPA's, P.A.
Certified Public Accountants

January 3, 2006






Member:
Florida Institue of Certified Public Accountants               [LOGO]
American Institute of Certified Public Accountants             agi ACCOUNTING
Private Companies and SEC Practice Sections                        GROUP
[LOGO]  CPA                                                        INTERNATIONAL
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